Exhibit 2.1

February                , 2018

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated,

Piper Jaffray & Co.

        as Representatives of the several

        Underwriters to be named in the

        within mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith

                        Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by Quintana Energy Services Inc.

Dear Sirs:

The undersigned, a stockholder of Quintana Energy Services Inc., Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Piper Jaffray & Co. (“Piper Jaffray”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders providing for the public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below) (the “Restricted Period”), the undersigned will not, without the prior written consent of Merrill Lynch and Piper Jaffray, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or common units representing limited partner interests in Quintana Energy Partners, L.P., a Delaware limited partnership (“Common Units”), or any securities convertible into or exercisable or exchangeable for Common Stock or Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (other than a confidential submission of a draft registration statement with the U.S. Securities and Exchange Commission that is not to be made publicly available until the expiration of the Restricted Period), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock, Common Units or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) Merrill Lynch and Piper Jaffray agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock or Common Units, Merrill Lynch or Piper Jaffray will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Merrill Lynch and Piper Jaffray hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch or Piper Jaffray, provided that (1) Merrill Lynch and Piper Jaffray receive a signed lock-up agreement for the balance of the lockup period, other than pursuant to clauses (vi) or (vii) below, from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, and (3) such transfers, if pursuant to clauses (i), (ii), (iii) or (iv) below, are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	(a) to an immediate family member of the undersigned (for purposes of this lock-up agreement, “immediate family member” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin),

(b) to a trust, family limited liability company or like entity formed for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned,

(c) by will, other testamentary document or intestate succession,

(d) to a partnership, limited liability company or other entity of which the undersigned and the immediate family member of the undersigned are the legal and beneficial owners of all of the outstanding equity securities or similar interests, and

(e) pursuant to a domestic order, divorce settlement, divorce decree or separation agreement or order of a court or regulatory agency; or

(iii)	as a distribution to members, limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v) to the Company or any of its subsidiaries in connection with the exercise of options or warrants or the vesting, exercise or settlement of any other equity-based award, in each case, granted pursuant to the Company’s equity incentive plans and disclosed in the Registration Statement and Prospectus, including any shares of Common Stock or Common Units withheld by the Company or any of its subsidiaries to pay the applicable exercise price or tax withholding associated with such awards, provided that the restrictions contained in this lock-up agreement shall apply to any securities issued upon such exercise or vesting and for any options or other awards that expire, vest or become settled during the Restricted Period;

(vi)	pursuant to the Underwriting Agreement; or

(vii) in transactions contemplated by the Master Reorganization Agreement, to be entered into at the closing of the initial public offering of the Company’s Common Stock.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the initial public offering of Common Stock if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if (1) the Underwriting Agreement does not become effective by March 24, 2018, (2) the Company withdraws the registration statement relating to the initial public offering prior to the completion of the initial public offering, (3) prior to signing the Underwriting Agreement, the Company notifies Merrill Lynch and Piper Jaffray in writing that it does not intend to proceed with the initial public offering, or (4) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then the undersigned shall be released from all restrictions and obligations under this lock-up agreement.

[Signature Page Follows.]

Very truly yours,

[HOLDER]

By:
Print Name:
Title:

Quintana Energy Services Inc. - Signature Page to Lock-Up Agreement